UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Yew Bio-Pharm Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54701	26-1579105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Powerbilt Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 487-6727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Yew Bio-Pharm Group, Inc. (the “Company”) and Adam Wasserman entered into an engagement agreement dated April 30, 2013 (the “2013 Wasserman Agreement”), pursuant to which Mr. Wasserman, through CFO Oncall Asia, Inc. (“CFO Oncall Asia”), will continue to serve as the Company’s Chief Financial Officer (“CFO”) for a period of one year, from May 1, 2013 through April 30, 2014. Pursuant to the 2013 Wasserman Agreement, Mr. Wasserman will receive a salary of $96,000 per year, payable in equal monthly installments. Mr. Wasserman’s compensation is paid to CFO Oncall Asia, of which he serves as Chief Executive Officer and in which he is the majority shareholder.

The 2013 Wasserman Agreement may be terminated upon thirty (30) days’ written notice by either party. The 2013 Wasserman Agreement also contains a confidentiality provision, an indemnification provision in favor of Mr. Wasserman, and other terms and conditions typical of an agreement of this type.

The 2013 Wasserman Agreement replaces the previous agreement dated August 24, 2011 between the Company and Mr. Wasserman (the “2011 Wasserman Agreement”), pursuant to which he has been serving as the Company’s CFO on the same terms and conditions. The Company and Mr. Wasserman had previously extended the term of the 2011 Wasserman Agreement to cover Mr. Wasserman’s service as the Company’s CFO during the period September 1, 2012 through April 30, 2013, on the same financial terms as provided therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1+	Engagement Agreement dated April 30, 2013 between Yew Bio-Pharm Group, Inc. and CFO On Call Asia, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2013	YEW BIO-PHARM GROUP, INC

	By:	/s/ Zhiguo Wang
Zhiguo Wang
President